Filed Pursuant to Rule 424(b)(7)
Registration File No. 333-228664

PROSPECTUS SUPPLEMENT

To prospectus dated December 20, 2018

U.S. Well Services, Inc.

Primary Offering of

24,000,000 shares of Class A Common Stock

Issuable Upon Exercise of Warrants

Secondary Offering of

68,799,924 shares of Class A Common Stock and

15,500,000 Warrants to Purchase Class A Common Stock

This prospectus supplement updates, amends and supplements the selling securityholders table and related footnotes contained in the prospectus dated December 20, 2018 (the “Prospectus”), which Prospectus forms a part of the Registration Statement on Form S-3 (File No. 333-228664) of U.S. Well Services, Inc. (“USWS”, the “Company”, “we”, “our” or “us”), relating to the issuance by us of up to 24,000,000 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”). Of these shares:

•	16,250,000 shares are issuable upon the exercise of warrants that were issued in our initial public offering pursuant to a prospectus dated March 9, 2017 (the “Public Warrants”); and

•

7,750,000 shares are issuable upon the exercise of warrants initially issued to Matlin & Partners Acquisition Sponsor LLC (“M&P LLC”) and Cantor Fitzgerald & Co. (“Cantor”) in private placements that occurred simultaneously with our initial public offering (the “Private Placement Warrants” and collectively with the Public Warrants, the “warrants”).

In addition, the selling securityholders identified in this prospectus supplement may, from time to time in one or more offerings, offer and sell up to 68,799,924 shares of our Class A common stock, of which:

•	5,150,000 shares were issued in a private placement prior to our initial public offering;

•

13,532,331 shares were issued as partial consideration in connection with our business combination with USWS Holdings LLC (“USWS Holdings”) which we completed on November 9, 2018 (the “Business Combination”);

•

14,546,755 shares are issuable upon the exchange of an equal number of units (the “USWS Units”) representing limited liability company interests in USWS Holdings, our majority-owned subsidiary, together with a corresponding number of shares of our Class B common stock, par value $0.0001 per share (the “Class B common stock”);

•	27,754,336 shares were issued in private placements in connection with the Business Combination;

•	66,502 shares were purchased by M&P LLC in connection with the closing of the Business Combination (the “Closing”); and

•	7,750,000 shares are issuable upon the exercise of Private Placement Warrants.

The selling securityholders may also, from time to time in one or more offerings, offer and sell up to 15,500,000 Private Placement Warrants.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this prospectus supplement supersedes information contained in the Prospectus.

You should read this prospectus supplement together with the Prospectus. See the section entitled “Risk Factors” beginning on page 4 of the prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 11, 2019

ABOUT THIS PROSPECTUS

This prospectus supplement is being filed to amend and supplement the information that appears under the caption “Selling Securityholders” in the Prospectus as a result of certain transfers of securities. The quantity and type of securities covered by the Prospectus has not changed. Capitalized terms that are not defined in this prospectus supplement are defined in the Prospectus.

SELLING SECURITYHOLDERS

Up to 68,799,924 shares of our Class A common stock may be offered for resale by the selling securityholders under this prospectus supplement and the Prospectus, including (i) 5,150,000 shares issued in a private placement prior to our initial public offering, (ii) 13,532,331 shares issued as partial consideration in connection with the Business Combination, (iii) 14,546,755 shares that are be issuable upon the exchange of an equal number of USWS Units, together with a corresponding number of shares of Class B common stock, (iv) 27,754,336 shares issued in private placements in connection with the Business Combination, (v) 66,502 shares purchased by M&P LLC in connection with the Business Combination, and (vi) 7,750,000 shares issuable upon the exercise of Private Placement Warrants. Additionally, up to 15,500,000 Private Placement Warrants may be offered for resale by selling securityholders under this prospectus supplement and the Prospectus. A portion of the securities being registered by the registration statement of which this prospectus supplement and the Prospectus forms a part are being registered pursuant to registration rights granted to certain selling securityholders in connection with the Business Combination.

To the extent permitted by law, the selling securityholders listed below may resell shares of our Class A common stock and Private Placement Warrants pursuant to this prospectus supplement and the Prospectus. We have registered the sale of the shares of our Class A common stock and the Private Placement Warrants to permit the selling securityholders and their respective permitted transferees or other successors-in-interest that receive their shares of Class A common stock or Private Placement Warrants from the selling securityholders after the date of this prospectus supplement to resell their shares of Class A common stock and Private Placement Warrants.

The following table sets forth the number of shares of Class A common stock and Private Placement Warrants being offered by the selling securityholders, including shares of our Class A common stock issuable upon the exercise of the Private Placement Warrants and assuming the exchange of 14,546,755 USWS Units together with the same number of shares of Class B common stock for shares of Class A common stock. The following table also sets forth the number of shares of Class A common stock and Private Placement Warrants known to us, based upon written representations by the selling securityholders supplied to us on or prior to July 3, 2019, to be beneficially owned by the selling securityholders, assuming the exchange of 14,546,755 USWS Units together with the same number of shares of Class B common stock for shares of Class A common stock. The selling securityholders are not making any representation that any shares of Class A common stock or Private Placement Warrants covered by this prospectus supplement and the Prospectus will be offered for sale. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares of Class A common stock or Private Placement Warrants. For purposes of the table below, we assume that all of the shares of our Class A common stock and Private Placement Warrants covered by this prospectus supplement and the Prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Class A common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of Class A common stock and Private Placement Warrants beneficially owned by them. Except as described in the footnotes to the following table, to our knowledge none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement. The inclusion of any shares of Class A common stock in this table does not constitute an admission of beneficial ownership for the person named below.

We have prepared the following table and the related notes based on information supplied to us by the selling securityholders on or prior to July 3, 2019. We have not sought to verify such information. Additionally, some or all of the selling securityholders may have sold or transferred some or all of the securities listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling securityholders may change over time. As of July 3, 2019, the Company had 54,607,462 shares of Class A common stock outstanding and 13,775,400 shares of Class B common stock outstanding. Assuming the exchange of the outstanding shares of Class B common stock together with the same number of USWS Units for shares of our Class A common stock, there were 68,382,862 shares of our Class A common stock issued and outstanding as of July 3, 2019.

Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Crestview(1)	24,000,000	7,250,000	24,000,000	7,250,000	—	—	—	—
Regiment Capital Special Situations Fund V, L.P.(2)	10,004,039	—	10,004,039	—	—	—	—	—
Southpaw Asset Management LP(3)	2,868,677	—	2,868,677	—	—	—	—	—
GCM Grosvenor Special Opportunities Master Fund, Ltd.(4)	1,335,739	—	1,335,739	—	—	—	—	—
Reef Road Master Fund Ltd.(5)	594,964	—	594,964	—	—	—	—	—
Sunrise Partners Limited Partnership(6)	511,442	—	511,442	—	—	—	—	—
Guggenheim Funds(7)	2,241,923	—	2,241,923	—	—	—	—	—
BlackRock, Inc.(8)	4,625,218	—	4,625,218	—	—	—	—	—
Millstreet Capital(9)	3,586,535	—	3,586,535	—	—	—	—	—
USWS Management Company LLC(10)	1,111,187	—	1,111,187	—	—	—	—	—
PennantPark Funds(11)	1,336,579	—	1,336,579	—	—	—	—	—
CapitalSouth Partners Funds(12)	1,202,499	—	1,202,499	—	—	—	—	—
ORB Investments, LLC(13)	916,156	—	916,156	—	—	—	—	—
Verition Multi-Strategy Master Fund Ltd.(14)	647,727	—	647,727	—	—	—	—	—
ORB Investments No. 2, LLC(15)	269,182	—	269,182	—	—	—	—	—
ALJ Blocker LLC(16)	48,028	—	48,028	—	—	—	—	—
Brian Stewart	10,567	—	10,567	—	—	—	—	—
Encompass Capital Funds(17)	1,112,689	—	1,112,689	—	—	—	—	—
Scoggin International Fund, Ltd.(18)	1,500,000	—	1,000,000	—	500,000	*	—	—
Joel Broussard(19)	864,900	—	864,900	—	—	—	—	—
Nathan Houston(20)	78,011	—	78,011	—	—	—	—	—
Matthew Bernard(20)	143,300	—	143,300	—	—	—	—	—
Charles Johnson(20)	35,800	—	35,800	—	—	—	—	—
Robert Kurtz(20)	35,800	—	35,800	—	—	—	—	—
Dean Fullerton(20)	14,300	—	14,300	—	—	—	—	—
Jared Oehring(20)	14,300	—	14,300	—	—	—	—	—
CM Finance Inc.(21)	77,212	—	77,212	—	—	—	—	—
Piper Jaffray & Co.(22)	509,337	—	509,337	—	—	—	—	—
David J. Matlin(23)	4,216,821	4,404,436	4,041,730	4,404,436	175,091	*	—	—
Peter H. Schoels(24)	1,109,387	904,839	1,109,387	904,839	—	—	—	—
Gregory Ethridge(25)	332,817	271,452	332,817	271,452	—	—	—	—
Robert H. Weiss(26)	388,285	316,694	388,285	316,694	—	—	—	—
Nathan Brawn(27)	166,407	135,725	166,407	135,725	—	—	—	—
Rui Gao(28)	83,203	67,863	83,203	67,863	—	—	—	—
Kenneth L. Campbell(29)	554,693	452,419	554,693	452,419	—	—	—	—
Daniel W. Dienst(30)	131,393	—	131,393	—	—	—	—	—
David L. Treadwell(31)	554,693	452,419	554,693	452,419	—	—	—	—
Greenblatt Partners, L.P.(32)	221,877	180,968	221,877	180,968	—	—	—	—
Jason Capone	328,484	—	328,484	—	—	—	—	—
Timothy O’Connor(33)	554,693	452,419	554,693	452,419	—	—	—	—
Christopher C. Dewey(34)	443,754	361,935	443,754	361,935	—	—	—	—
Michael Lipsky(35)	55,470	45,242	55,470	45,242	—	—	—	—
James McCartney(36)	27,735	22,621	27,735	22,621	—	—	—	—
Theseus Strategy Group LLC(37)	83,203	67,863	83,203	67,863	—	—	—	—
Whalen Community Property Trust(38)	138,673	113,105	138,673	113,105	—	—	—	—

*	Represents less than 1%.

(1)

The following information is based on information provided by the selling securityholder as of July 3, 2019. Includes 3,625,000 shares of Class A common stock issuable upon exercise of 7,250,000 Private Placement Warrants that are exercisable commencing on December 9, 2018. Represents shares of Class A common stock held directly (or issuable upon exercise of warrants held directly) by Crestview III USWS, L.P. and Crestview III USWS TE, LLC, in each case for which Crestview Partners III GP, L.P. may be deemed to be the beneficial owner. Crestview Partners III GP, L.P. is the general partner of the investment funds which are direct or indirect members of Crestview. Decisions by Crestview Partners III GP, L.P. to vote or dispose of the securities held by Crestview requires the approval of a majority of the 8 members of its investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Robert J. Hurst, Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose and Adam J. Klein. None of the foregoing persons has the power individually to vote or dispose of any of such securities. Each of the foregoing individuals disclaims beneficial ownership of all such securities.

(2)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Regiment Capital Special Situations Fund V, L.P. (“Fund V”) is the holder of the shares reported herein. TCW Special Situations, LLC (“TCW”) is the sole investment manager to Fund V. Accordingly, TCW may be deemed to have or share beneficial ownership and have or share voting and dispositive power over the shares held by Fund V. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW and are also deemed to share voting and investment power over the shares held by Fund V. Mr. Bold and Mr. Ryan Carroll are employees of TCW and have been directors of the Company since November 9, 2018. Mr. Carroll was also a director of a predecessor company of the Company from May 2018 through November 9, 2018. Mr. Kyle O’Neill, an employee of TCW until December 11, 2018, was a director of a predecessor company of the Company from February 2017 through May 2018 and serves as the Company’s Chief Financial Officer.

(3)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes 1,498,762 shares of Class A common stock held by Southpaw Credit Opportunity Fund (FTE) Ltd. (“SCOF”), 1,218,845 shares of Class A common stock held by Southpaw Credit Opportunity Partners LP (“SCOP”) and 151,070 shares of Class A common stock held by Southpaw Credit Opportunity Master Fund LP (“SCOMF”). Mr. Howard Golden and Mr. Kevin Wyman are each principals of Southpaw Holdings LLC, the general partner of Southpaw Asset Management LP, the investment manager of each of SCOF, SCOP and SCOMF, and in such capacity have shared voting and investment power over the securities held by SCOF, SCOP and SCOMF. SCOMF is and has been a lender under the Company’s credit facility. Mr. Golden and Mr. Wyman disclaim beneficial ownership of all such shares.

(4)

The following information is based on information provided by the selling securityholder as of December 14, 2018. GCM Fiduciary Services, LLC is the sole director of GCM Grosvenor Special Opportunities Master Fund, Ltd. The following individuals are the officers of GCM Fiduciary Services, LLC, with all authority and duties as are normally associated with such offices: Michael J. Sacks, Paul A. Meister, Jonathan R. Levin, Francis Idehen, Ivaldo M. Basso, and Burke J. Montgomery. None of the foregoing persons has the power individually to vote or dispose of any shares. Each of the foregoing individuals disclaims beneficial ownership of all such shares except to the extent of his or her pecuniary interest.

(5)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Mr. Eric Rosen and Mr. Jeff Nusbaum are members of the investment manager of Reef Road Master Fund Ltd. and are deemed to share voting and investment power with respect to such shares.

(6)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Mr. S. Donald Sussman controls Paloma Partners Management Company and Paloma Partners Advisers LP, which are the general partners of Sunrise Partners Limited Partnership, and as a result has sole voting and investment power over all such shares. Mr. Sussman disclaims beneficial ownership of all such shares owned by Sunrise Partners Limited Partnership, except to the extent of his pecuniary interest therein.

(7)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes 132,793 shares of Class A common stock held by NZC Guggenheim Fund Limited (“NZC GFL”), 103,092 shares of Class A common stock held by Guggenheim Private Debt Fund, Ltd. (“GPDF LTD”), 9,795 shares of Class A common stock held by Guggenheim Private Debt Master Fund, LLC (“GPDMF LLC”), 1,459,832 shares of Class A common stock held by Guggenheim Private Debt Fund Note Issuer, LLC (“GPDFNI LLC”), 263,705 shares of Class A common stock held by Guggenheim Energy Opportunities Fund, LP (“GEOF”), 223,610 shares of Class A common stock held by NZC Guggenheim Fund LLC (“NZC GF”), 10,308 shares of Class A common stock held by Guggenheim Private Debt Fund, LLC (“GPDF LLC”), 12,949 shares of Class A common stock held by Verger Capital Fund LLC (“Verger”) and 25,839 shares of Class A common stock held by Maverick Enterprises, Inc (“Maverick”).

Guggenheim Partners Investment Management (“GPIM”) serves as manager/investment manager to each of NZC GF, NZC GFL and Maverick and has the power to direct the voting of the securities in its capacity as manager/investment manager. Mr. Kevin Gundersen is the portfolio manager for each of NZC GF, NZC GFL and Maverick and has sole voting and investment power with respect to the shares held by each of NZC GF, NZC GFL and Maverick.

GPIM serves as manager/investment manager to each of GPDF LTD, GPDF LLC, GPDMF LLC and GPDFNI LLC and has the power to direct the voting of the securities in its capacity as manager/investment manager. Mr. Zach Warren is the portfolio manager of each of GPDF LTD, GPDF LLC, GPDMF LLC and GPDFNI LLC and has sole voting and investment power with respect to the shares held by each of GPDF LTD, GPDF LLC, GPDMF LLC and GPDFNI LLC.

GPIM serves as investment manager to GEOF and has the power to direct the voting of the securities in its capacity as investment manager. Mr. Tom Hauser is the portfolio manager of GEOF and has sole voting and investment power with respect to the shares held by GEOF.

GPIM serves as sub-advisor to Verger and has the power to direct the voting of the securities in its capacity as sub-advisor. Ms. Anne Walsh is the portfolio manager of Verger and has sole voting and investment power with respect to the shares held by Verger.

(8)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes 265,683 shares of Class A common stock owned by BlackRock Capital Investment Corporation and 4,359,535 shares of Class A common stock owned by BKC ASW Blocker, Inc. (a wholly owned subsidiary of BlackRock Capital Investment Corporation). The registered holders of the referenced shares to be registered are funds and accounts under management by investment adviser subsidiaries of BlackRock, Inc. (or wholly owned subsidiaries of such funds and accounts). BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. On behalf of such investment adviser entities, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts (or the wholly owned subsidiaries of such funds and accounts) which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts (or such wholly owned subsidiaries). Shares being registered for resale may not incorporate all shares deemed to be beneficially held by BlackRock, Inc.

(9)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes 474,700 shares of Class A common stock held by Millstreet Credit Fund LP (“Millstreet”), 2,311,835 shares of Class A common stock held by Mercer QIF Fund PLC – Mercer Investment Fund 1 (“Mercer”) and 800,000 shares of Class A common stock held by Ronin Trading Europe LLP (“Ronin”). Millstreet Capital Management LLC (“Millstreet Capital”) is the Investment Manager and/or Sub-Investment Manager of each of Millstreet, Mercer and Ronin. Mr. Craig Kelleher and Mr. Brian Connolly are co-chief investment officers of Millstreet Capital and share voting and investment power over the shares.

(10)

The following information is based on information provided by the selling securityholder as of December 14, 2018. The Company is the managing member of USWS Management Company LLC and has sole voting and investment power with respect to the shares.

(11)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes 1,188,368 shares of Class A common stock held by PNNT Investment Holdings, LLC (“PNNT”), 66,828 shares of Class A common stock held by PennantPark Credit Opportunities Fund II, LP (“PCOF II”) and 81,383 shares of Class A common stock held by PennantPark SBIC, LP (“PSBIC”). Mr. Arthur H. Penn is the managing member of PennantPark Capital, LLC, the general partner of PCOF II and has sole voting and investment power with respect to the shares held by PCOF II. PNNT and PSBIC are subsidiaries of PennantPark Investment Corporation, a company registered under the Investment Company Act of 1940 (the “40 Act”). Mr. Penn has sole voting and investment power with respect to the shares held by PNNT and PSBIC. PNNT, PCOF II and PSBIC were lenders and/or shareholders of USWS Holdings prior to November 9, 2018.

(12)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes 1,125,426 shares of Class A common stock held by CPTA Master Blocker, Inc. (“CPTA”), 15,415 shares of Class A common stock held by CapitalSouth Partners Fund II, Limited Partnership (“CSPF II”) and 61,658 shares of Class A common stock held by CapitalSouth Partners SBIC Fund III, L.P. (“CSP SBIC”). Each of CPTA, CSPF II and CSP SBIC are subsidiaries of Capitala Finance Corp., a company registered under the 40 Act. Mr. Joe Alala and Mr. Steve Arnall share voting and investment power with respect to the shares.

(13)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Voting and investment decisions with respect to the shares held by ORB Investments, LLC (“ORB”) require an affirmative vote of the majority of the eight voting members present at a duly called meeting. Mr. Joel Broussard, a member of ORB, is the President, Chief Executive Officer and director of the Company and previously served on the board of managers of a predecessor company of the Company. Mr. Matt Bernard, a member of ORB, is the Chief Administrative Officer of the Company and previously served as chief financial officer and a member of the board of managers of a predecessor company of the Company. Certain other members of ORB had representatives on the board of managers of a predecessor company of the Company.

(14)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Verition Fund Management LLC (“VFM”), as the investment manager of Verition Multi-Strategy Master Fund Ltd., may be deemed to have voting and investment power over such securities. Nicholas Maounis through ownership of the managing member of VFM may be deemed to have voting and investment power with respect to such securities. VFM and Mr. Maounis disclaim beneficial ownership over these securities, except to the extent of their pecuniary interest therein.

(15)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Voting and investment decisions with respect to the shares held by ORB Investments No. 2, LLC (“ORB2”) require an affirmative vote of the majority of the seven voting members present at a duly called meeting. Mr. Broussard, a member of ORB2, is the President, Chief Executive Officer and director of the Company and previously served on the board of managers of a predecessor company of the Company. Mr. Bernard, a member of ORB2, is the Chief Administrative Officer of the Company and previously served as chief financial officer and a member of the board of managers of a predecessor company of the Company. Certain other members of ORB2 had representatives on the board of managers of a predecessor company of the Company.

(16)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes 24,830 shares of Class A common stock held by LJR Capital, L.P. (“LJR”), 18,913 shares of Class A common stock held by ALJ Capital II, L.P. (“ALJ II”) and 4,285 shares of Class A common stock held by ALJ Capital I, L.P. (“ALJ I”). ALJ Capital Management, LLC is the investment manager of each of LJR, ALJ II and ALJ I and has sole voting and investment power over the securities held by each of LJR, ALJ II and ALJ I. The executive committee of ALJ Management, LLC consists of Mr. Lawrence B. Gill, Mr. Ron Silverton and Mr. Jeffrey Fishman. Any decision by ALJ Management to exercise its voting or investment power over the securities held by LJR, ALJ II and ALJ I requires the unanimous consent of the members of the executive committee and therefore none of the members of the executive committee are deemed to be beneficial owners of such shares. Each of ALJ Capital Management, LLC, Mr. Gill, Mr. Silverton and Mr. Fishman disclaim beneficial ownership of such shares.

(17)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes 1,112,689 shares held by Encompass Capital Master Fund L.P. (“Encompass”) and 387,311 shares held by EMN ENP Fund L.P. (“EMN ENP”). Encompass Capital Advisors LLC serves as the investment manager of each of Encompass and EMN ENP. Mr. Todd Kantor is the managing member and portfolio manager of Encompass Capital Advisors LLC and has sole voting and investment power with respect to the shares held by Encompass and EMN ENP.

(18)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes 1,000,000 shares of Class A common stock and 500,000 Public Warrants. Craig Effron and Curtis Schenker act as co-investment managers and share voting and investment power with respect to the shares.

(19)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes 214,900 restricted shares of Class A common stock which will vest in equal one-third increments on each of the first, second and third anniversaries of the Closing; provided, however, that: no restricted shares will vest on any such date unless the closing price per share of the Class A common stock on Nasdaq (or other principal stock exchange on which the Class A common stock is then listed for trading) has been $12.00 or greater for 20 trading days in any period of 30 consecutive trading days commencing after the Closing (the “Trading Condition”), and in the event that restricted shares do not vest on the applicable anniversary of the Closing because the Trading Condition has not then been satisfied, such restricted shares will vest upon the later satisfaction of the Trading Condition (but in no event before the applicable anniversary of the Closing on which such restricted shares are otherwise scheduled to vest).

(20)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Includes restricted shares of Class A common stock which will vest in equal one-third increments on each of the first, second and third anniversaries of the Closing; provided, however, that: no restricted shares will vest on any such date unless the Trading Condition has been satisfied, and in the event that restricted shares do not vest on the applicable anniversary of the Closing because the Trading Condition has not then been satisfied, such restricted shares will vest upon the later satisfaction of the Trading Condition (but in no event before the applicable anniversary of the Closing on which such restricted shares are otherwise scheduled to vest).

(21)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Mr. Michael Mauer, Mr. Chris Jansen and Mr. Rocco DelGuercio share voting and investment power over such securities.

(22)

The following information is based on information provided by the selling securityholder as of December 14, 2018. Mr. Greg Meyer the controller of Piper Jaffray & Co. has sole voting and investment power over the shares. Piper Jaffray & Co. is a registered broker-dealer and acquired the shares as compensation for investment banking services.

(23)

Includes 2,202,218 shares of Class A common stock issuable upon exercise of 4,404,436 Private Placement Warrants. David J. Matlin has been a member of our board of directors since March 2016. Mr. Matlin served as Chairman of our board of directors and as our Chief Executive Officer from March 2016 until the consummation of the Business Combination.

(24)

Includes 452,419 shares of Class A common stock issuable upon exercise of 904,839 Private Placement Warrants. Peter H. Schoels served as a member of our board of directors from March 2017 until the consummation of the Business Combination and as our President from March 2016 until January 2017.

(25)

Includes 135,726 shares of Class A common stock issuable upon exercise of 271,452 Private Placement Warrants. Gregory Ethridge served as our President from January 2017 until the consummation of the Business Combination and as our Chief Operating Officer from March 2016 until January 2017.

(26)

Includes 158,347 shares of Class A common stock issuable upon exercise of 316,694 Private Placement Warrants. Robert H. Weiss served as our Secretary and General Counsel from March 2016 until the consummation of the Business Combination.

(27)	Includes 67,862 shares of Class A common stock issuable upon exercise of 135,725 Private Placement Warrants. Nathan Brawn served as our Chief Operating Officer from January 2017 until April 2018.

(28)

Includes 33,931 shares of Class A common stock issuable upon exercise of 67,863 Private Placement Warrants. Rui Gao served as our Chief Financial Officer from March 2016 until the consummation of the Business Combination.

(29)

Includes 226,209 shares of Class A common stock issuable upon exercise of 452,419 Private Placement Warrants. Kenneth L. Campbell served as a member of our board of directors from March 2017 until the consummation of the Business Combination.

(30)	Daniel W. Dienst served as a member of our board of directors from March 2017 until the consummation of the Business Combination.

(31)	Includes 226,209 shares of Class A common stock issuable upon exercise of 452,419 Private Placement Warrants. David L. Treadwell has been a member of our board of directors since March 2017.

(32)	Includes 90,484 shares of Class A common stock issuable upon exercise of 180,968 Private Placement Warrants. Jeffrey Greenblatt has sole voting and investment power over the securities.

(33)	Includes 226,209 shares of Class A common stock issuable upon exercise of 452,419 Private Placement Warrants.

(34)	Includes 180,967 shares of Class A common stock issuable upon exercise of 361,935 Private Placement Warrants.

(35)	Includes 22,621 shares of Class A common stock issuable upon exercise of 45,242 Private Placement Warrants.

(36)	Includes 11,310 shares of Class A common stock issuable upon exercise of 22,621 Private Placement Warrants.

(37)	Includes 33,931 shares of Class A common stock issuable upon exercise of 67,863 Private Placement Warrants. Mark E. Palmer has sole voting and investment power over the securities.

(38)	Includes 56,552 shares of Class A common stock issuable upon exercise of 113,105 Private Placement Warrants. Michael Whalen and Shirley Zanton share voting and investment power over the securities.

For additional information regarding material relationships with selling securityholders, see any applicable prospectus supplement, as well as our definitive proxy statement on Schedule 14A filed with the SEC on October 10, 2018 in connection with the Business Combination, our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (other than, in each case, information furnished rather than filed) and definitive proxy statements on Schedule 14A, which are incorporated herein by reference.